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                                                                   EXHIBIT 23.6


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our reports dated September 27, 1999, accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Valley Resources, Inc. and subsidiaries on Form 10-K and Form 10-K/A and incorporated by reference in the Current Report on Form 8-K of Southern Union for the year ended August 31, 1999. We hereby consent to the inclusion and incorporation by reference of said reports in this Registration Statement of Southern Union Company on Form S-4. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       GRANT THORNTON LLP
                                       ------------------------------
                                       Grant Thornton LLP


Boston, Massachusetts
July 5, 2000